EXHIBIT 21

LIST OF SUBSIDIARIES

The following is a list of certain subsidiaries (greater than 50% owned) of the registrant and their respective states or countries of incorporation:

Advance SC LLC (South Carolina)
Aguaytia Energy del Peru S.R.L. Ltda. (Peru)
Aguaytia Energy, LLC (Delaware)
AstroSol Tech Park AZ LLC (Tennessee)
Baker House Apartments LLC (North Carolina)
Ball Hill Windpark, LLC (Delaware)
Bison Insurance Company Limited (South Carolina)
Black Mountain Solar, LLC (Arizona)
Caldwell Power Company (North Carolina)
Capitan Corporation (Tennessee)
CaroFund, Inc. (North Carolina)
CaroHome, LLC (North Carolina)
Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (North Carolina)
Catamount Celtic Energy Limited (Scotland)
Catamount Energy Corporation (Vermont)
Catamount Energy SC 1 (Scotland)
Catamount Energy SC 2 (Scotland)
Catamount Energy SC 3 (Scotland)
Catamount Rumford Corporation (Vermont)
Catamount Sweetwater 1 LLC (Vermont)
Catamount Sweetwater 2 LLC (Vermont)
Catamount Sweetwater 3 LLC (Vermont)
Catamount Sweetwater 4-5 LLC (Vermont)
Catamount Sweetwater 6 LLC (Vermont)
Catamount Sweetwater Corporation (Vermont)
Catamount Sweetwater Holdings LLC (Vermont)
Catawba Manufacturing and Electric Power Company (North Carolina)
CEC UK1 Holding Corp. (Vermont)
CEC UK2 Holding Corp. (Vermont)
CEC Wind Development LLC (Vermont)
Cimarron Windpower II, LLC (Delaware)
Cinergy Climate Change Investments, LLC (Delaware)
Cinergy Corp. (Delaware)
Cinergy Global (Cayman) Holdings, Inc. (Cayman Islands)
Cinergy Global Holdings, Inc. (Delaware)
Cinergy Global Power Africa (Proprietary) Limited (South Africa)
Cinergy Global Power, Inc. (Delaware)
Cinergy Global Resources, Inc. (Delaware)
Cinergy Global Tsavo Power (Cayman Islands)
Cinergy Investments, Inc. (Delaware)
Cinergy Power Generation Services, LLC (Delaware)
Cinergy Receivables Company LLC (Delaware)
Cinergy Retail Power General, Inc. (Texas)
Cinergy Solutions - Utility, Inc. (Delaware)
Cinergy Solutions Partners, LLC (Delaware)
Cinergy Technology, Inc. (Indiana)
Cinergy Wholesale Energy, Inc. (Ohio)
Cinergy-Centrus Communications, Inc. (Delaware)
Cinergy-Centrus, Inc. (Delaware)
Claiborne Energy Services, Inc. (Louisiana)
Clear Skies Solar Holdings, LLC (Delaware)
Clear Skies Solar, LLC (Delaware)
Comercializadora Duke Energy de Centro America, Limitada (Guatemala)
CS Murphy Point, LLC (North Carolina)
CSCC Holdings Limited Partnership (British Columbia, Canada)
CST General, LLC (Texas)
CST Green Power, L.P. (Delaware)
CST Limited, LLC (Delaware)
D/FD Holdings, LLC (Delaware)
D/FD International Services Brasil Ltda. (Brazil)
D/FD Operating Services LLC (Delaware)
DE Marketing Canada Ltd. (Canada-Federal)
DE Nuclear Engineering, Inc. (North Carolina)
DEB - Pequenas Centrais Hidrelétricas Ltda. (Brazil)
DECAM Generation Holdco, LLC (Delaware)
DECAM Coal Gen FinCo, LLC (Delaware)
DECAM Gas Gen FinCo, LLC (Delaware)
DEGS Biomass, LLC (Delaware)
DEGS NC Solar, LLC (Delaware)
DEGS O&M, LLC (Delaware)
DEGS of Delta Township, LLC (Delaware)
DEGS of Lansing, LLC (Delaware)
DEGS of Narrows, LLC (Delaware)
DEGS of Shreveport, LLC (Delaware)
DEGS of South Charleston, LLC (Delaware)
DEGS Solar, LLC (Delaware)
DEGS Wind I, LLC (Delaware)
DEGS Wind Supply II, LLC (Delaware)
DEGS Wind Supply, LLC (Delaware)
DETMI Management, Inc. (Colorado)
Dixilyn-Field (Nigeria) Limited (Nigeria)
Dixilyn-Field Drilling Company (Delaware)
Dogwood Solar, LLC (Delaware)
DTMSI Management Ltd (Canada)
Duke Communications Holdings, Inc. (Delaware)
Duke Energy Americas, LLC (Delaware)
Duke Energy Beckjord, LLC (Delaware)
Duke Energy Business Services LLC (Delaware)
Duke Energy Carolinas Plant Operations, LLC (Delaware)
Duke Energy Carolinas, LLC (North Carolina)
Duke Energy China Corp (Delaware)
Duke Energy Commercial Asset Management, Inc. (Ohio)
Duke Energy Commercial Enterprises, Inc. (Indiana)
Duke Energy Conesville, LLC (Delaware)
Duke Energy Corporate Services, Inc. (Delaware)
Duke Energy Dicks Creek, LLC (Delaware)
Duke Energy Egenor S. en C. por A. (Peru)
Duke Energy Electroquil Partners (Delaware)
Duke Energy Fayette II. LLC (Delaware)
Duke Energy Generating S.A. (Argentina)
Duke Energy Generation Services Holding Company, Inc. (Delaware)
Duke Energy Generation Services, Inc. (Delaware)
Duke Energy Group Holdings, LLC (Delaware)
Duke Energy Group, LLC(Delaware)
Duke Energy Guatemala Ltd. (Bermuda)
Duke Energy Hanging Rock II, LLC (Delaware)
Duke Energy Indiana, Inc. (Indiana)
Duke Energy Industrial Sales, LLC (Delaware)
Duke Energy International (Europe) Holdings ApS (Denmark)
Duke Energy International Argentina Marketing/Trading (Bermuda) Ltd. (Bermuda)
Duke Energy International Asia Pacific Ltd. (Bermuda)
Duke Energy International Brasil Commercial, Ltda. (Brazil)
Duke Energy International Brasil Holdings, LLC (Delaware)
Duke Energy International Brazil Holdings Ltd. (Bermuda)
Duke Energy International Chile Holding I B.V. (Netherlands)
Duke Energy International Chile Holding II B.V. (Netherlands)
Duke Energy International Chile Holding II BV Sociedad en Comandita por Acciones (Chile)
Duke Energy International Comercializadora de El Salvador, S.A. de C.V. (El Salvador)
Duke Energy International del Ecuador Cia. Ltda. (Ecuador)
Duke Energy International El Salvador Investments No. 1 Ltd (Bermuda)
Duke Energy International El Salvador Investments No. 1 y Cia. S. enC. de C.V. (El Salvador)
Duke Energy International El Salvador, S en C de CV (El Salvador)
Duke Energy International Electroquil Holdings, LLC (Delaware)
Duke Energy International Espana Holdings, S.L.U. (Spain)
Duke Energy International Group Cooperatie U.A. (Netherlands)
Duke Energy International Group, Ltd. (Bermuda)
Duke Energy International Guatemala Holdings No. 2, Ltd. (Bermuda)
Duke Energy International Guatemala y Compania Sociedad en Comandita por Acciones (Guatemala)
Duke Energy International Holding, Ltd. (Bermuda)
Duke Energy International Holdings B.V. (Netherlands)
Duke Energy International Investments No. 2 Ltd. (Bermuda)
Duke Energy International Latin America, Ltd. (Bermuda)
Duke Energy International Mexico Holding Company I, S. de R.L. de C.V. (Mexico)
Duke Energy International Netherlands Financial Services B.V. (Netherlands)
Duke Energy International Peru Investments No. 1, Ltd. (Bermuda)
Duke Energy International PJP Holdings, Ltd. (Bermuda)
Duke Energy International Southern Cone SRL (Argentina)
Duke Energy International Transmision Guatemala Limitada (Guatemala)
Duke Energy International Uruguay Holdings, LLC (Delaware)
Duke Energy International Uruguay Investments, S.R.L. (Uruguay)
Duke Energy International, Brasil Ltda. (Brazil)
Duke Energy International, Geracao Paranapanema S.A. (Brazil)
Duke Energy International, LLC (Delaware)
Duke Energy Kentucky, Inc. (Kentucky)
Duke Energy Killen, LLC (Delaware)
Duke Energy Lee II, LLC (Delaware)
Duke Energy Marketing America, LLC (Delaware)
Duke Energy Marketing Corp. (Nevada)
Duke Energy Marketing Limited Partnership (Alberta, Canada)
Duke Energy Merchants, LLC (Delaware)
Duke Energy Miami Fort, LLC (Delaware)
Duke Energy Moapa, LLC (Delaware)
Duke Energy Murray Operating, LLC (Delaware)
Duke Energy North America, LLC (Delaware)
Duke Energy Ohio, Inc. (Ohio)
Duke Energy One, Inc. (Delaware)
Duke Energy Peru Holdings S.R.L. (Peru)
Duke Energy Piketon, LLC (Delaware)
Duke Energy Receivables Finance Company, LLC (Delaware)
Duke Energy Registration Services, Inc. (Delaware)
Duke Energy Renewable Services, LLC (Delaware)
Duke Energy Retail Sales, LLC (Delaware)
Duke Energy Royal, LLC (Delaware)
Duke Energy Services Canada ULC (British Columbia, Canada)
Duke Energy Services, Inc. (Delaware)
Duke Energy Stuart, LLC (Delaware)
Duke Energy Trading and Marketing, L.L.C. (Delaware)
Duke Energy Transmission Holding Company, LLC (Delaware)
Duke Energy Vermillion II, LLC (Delaware)
Duke Energy Washington II, LLC (Delaware)
Duke Energy Zimmer, LLC (Delaware)
Duke Investments, LLC (Delaware)
Duke Project Services, Inc. (North Carolina)
Duke Supply Network, LLC (Delaware)
Duke Technologies, Inc. (Delaware)
Duke Trading Do Brasil Ltda. (Brazil)
Duke Ventures II, LLC (Delaware)
Duke Ventures Real Estate, LLC (Delaware)
Duke Ventures, LLC (Nevada)
Duke/Fluor Daniel (North Carolina)
Duke/Fluor Daniel Caribbean, S.E. (Puerto Rico)
Duke/Fluor Daniel El Salvador S.A. de C.V. (El Salvador)
Duke/Fluor Daniel International (Nevada)
Duke/Fluor Daniel International Services (Nevada)
Duke/Fluor Daniel International Services (Trinidad) Ltd. (Trinidad and Tobago)
Duke/Louis Dreyfus L.L.C. (Nevada)
Duke-Cadence, Inc. (Indiana)
DukeNet VentureCo, Inc. (Delaware)
Duke-Reliant Resources, Inc. (Delaware)
Eastman Whipstock do Brasil Ltda.
Eastman Whipstock, S.A. (Brazil)
Eastover Land Company (Kentucky)
Eastover Mining Company (Kentucky)
Electroquil, S.A. (Ecuador)
Energy Pipelines International Company (Delaware)
Equinox Vermont Corporation (Vermont)
Etenorte S.R.L. (Peru)
Eteselva S. R. L. (Peru)
Florida Progress Corporation
Florida Progress Funding Corporation (Delaware)
Florida Power Corporation d/b/a/ Progress Energy Florida, Inc.
FPC Capital I (Delaware)
Gas Integral S.R.L. (Peru)
Green Frontier Windpower Holdings, LLC (Delaware)
Green Frontier Windpower, LLC (Delaware)
Greenville Gas and Electric Light and Power Company (South Carolina)
Grove Arcade Restoration LLC (North Carolina)
Happy Jack Windpower, LLC (Delaware)
HGA Development LLC (North Carolina)
Historic Property Management LLC (North Carolina)
IGC Aguaytia Partners, LLC (Cayman Islands)
Inver Energy Holdings (Cayman Islands) I
Inver Energy Holdings II (Cayman Islands)
Inver-Energy y Cia. SCA (Cayman Islands)
Ironwood Cimarron Windpower Holdings, LLC (Delaware)
Ironwood Windpower, LLC (Delaware)
Kentucky May Holding Company, LLC (Kentucky)
Kit Carson Windpower, LLC (Delaware)
KO Transmission Company (Kentucky)
Laurel Hill Wind Energy, LLC (Pennsylvania)
Los Vientos Windpower IA Holdings, LLC (Delaware)
Los Vientos Windpower IB Holdings, LLC (Delaware)
Los Vientos Windpower IA, LLC (Delaware)
Los Vientos Windpower IB, LLC (Delaware)
Martins Creek Solar NC, LLC (North Carolina)
MCP, LLC (South Carolina)
Miami Power Corporation (Indiana)
Murphy Farm Power, LLC (North Carolina)
North Allegheny Wind, LLC (Delaware)
North Carolina Renewable Properties, LLC (North Carolina)
NorthSouth Insurance Company Limited (South Carolina)
Notrees Windpower, LP (Delaware)
Ocotillo Windpower, LP (Delaware)
P.I.D.C. Aguaytia, L.L.C. (Delaware)
Pacific Power Holdings No 1, B.V. (Netherlands)
PanEnergy Corp. (Delaware)
Peak Tower, LLC (Delaware)
PIH Inc. (Florida)
PIH Tax Credit Fund III, Inc. (Florida)
PIH Tax Credit Fund IV, Inc. (Florida)
PIH Tax Credit Fund V, Inc. (Florida)
Powerhouse Square, LLC (North Carolina)
Prairie Limited Liability Company (North Carolina)
Progress Capital Holdings, Inc. (Florida)
Progress Energy, Inc. (North Carolina)
Progress Energy Service Company, LLC (North Carolina)
Progress Fuels Corporation (Florida)
Progress Synfuel Holdings, Inc.
Progress Telecommunications Corporation (Florida)
Progress Ventures Holdings, Inc. (Florida)
Progress Ventures, Inc. (North Carolina)
PT Holding Company, LLC (Delaware)
PT Attachment Solutions, LLC (Delaware)
Peru Energy Holdings, LLC (Delaware)
Proyecto de Autoabastecimiento La Silla, S. de R.L. de C.V. (Mexico)
RE AZ Holdings LLC (Delaware)
RE Ajo 1 LLC (Delaware)
RE Bagdad Solar 1 (Delaware)
RP - Orlando, LLC (Delaware)
Sandy River Timber, LLC (South Carolina)
Seahorse do Brasil Servicos Maritimos Ltda. (Brazil)
Searchlight Wind Energy LLC (Nevada)
Shirley Wind, LLC (Wisconsin)
Silver Sage Windpower, LLC (Delaware)
Solar Star North Carolina I, LLC (Delaware)
Solar Star North Carolina II, LLC (Delaware)
South Construction Company, Inc. (Indiana)
Southern Power Company (North Carolina)
Strategic Resource Solutions Corp. (North Carolina)
SUEZ-DEGS of Orlando LLC (Delaware)
Sugartree Timber, LLC (Delaware)
Sweetwater Development LLC (Texas)
Sweetwater Wind 6 LLC (Delaware)
Sweetwater Wind Power L.L.C. (Texas)
Taylorsville, Solar, LLC (Delaware)
TBP Properties, LLC (South Carolina)
TE Notrees, LLC (Delaware)
TE Ocotillo, LLC (Delaware)
TEC Aguaytia, Ltd. (Bermuda)
Termoselva S. R. L. (Peru)
Texas Eastern (Bermuda) Ltd. (Bermuda)
Texas Eastern Arabian Ltd. (Bermuda)
The Duke Energy Foundation (North Carolina)
TX Solar I LLC (Delaware)
Three Buttes Windpower, LLC (Delaware)
Top of the World Wind Energy LLC (Delaware)
Top of the World Wind Energy Holdings LLC (Delaware)
TRES Timber, LLC (South Carolina)
Tri-State Improvement Company (Ohio)
Washington White Post Solar, LLC (Delaware)
Wateree Power Company (South Carolina)
West Texas Angelos Holdings, LLC (Delaware)
Western Carolina Power Company (North Carolina)
White Sands Solar LLC (Delaware)
Willow Creek Wind Energy LLC (Delaware)
Wilrik Hotel Apartments LLC (North Carolina)
WNC Institutional Tax Credit Fund LP (California)